Exhibit 10.1

FIRST AMENDMENT TO
MYOVANT SCIENCES LTD.
2020 INDUCEMENT PLAN

This First Amendment amends the 2020 Inducement Plan (the “Plan”) of Myovant Sciences Ltd. (the “Company”).  Unless otherwise specifically defined herein, each capitalized term used herein shall have the meaning afforded such term under the Plan.

W I T N E S S E T H:

WHEREAS, at the meeting on March 22, 2022, the Compensation Committee of the Board of Directors of the Company determined it to be in the best interests of the Company to amend the Plan to increase the number of shares of stock authorized for issuance thereunder to 2,000,000 shares of stock, pursuant to its authority under Section 2(b)(vi) of the Plan:

NOW, THEREFORE, be it resolved that the Plan is hereby amended as follows:

1.	Share Reserve. Section 3(a)(i) of the Plan shall be amended as follows:

a.	The number set forth in Section 3(a)(i) (viz., 1,000,000) is hereby deleted and replaced with the number 2,000,000.

2.	Date of Amendment. To record the adoption of this Amendment to the Plan by the Compensation Committee as of March 22, 2022, the Company has caused its authorized officer to execute the same.

MYOVANT SCIENCES LTD.

By:	/s/ David Marek
Name:	David Marek
Its:	Principal Executive Officer